Exhibit 2

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the common stock, $0.01 par value per share, of Life Time Group Holdings, Inc. is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: December 30, 2024

BEVCO LUX S.A.R.L.

By:	/s/ Dominic Bursucanu
Name:	Dominic Bursucanu
Title:	Class A Manager

By:	/s/ Juan Carlos Garcia
Name:	Juan Carlos Garcia
Title:	Class B Manager

USD BEVCO S.A.R.L.

By:	/s/ Dominic Bursucanu
Name:	Dominic Bursucanu
Title:	Class A Manager

By:	/s/ Juan Carlos Garcia
Name:	Juan Carlos Garcia
Title:	Class B Manager

SNI INTERNATIONAL HOLDINGS S.A.R.L.

By:	/s/ Dominic Bursucanu
Name:	Dominic Bursucanu
Title:	Class A Manager

By:	/s/ Juan Carlos Garcia
Name:	Juan Carlos Garcia
Title:	Class B Manager

AGUILA LTD.

By:	/s/ Alec Anderson
Name:	Alec Anderson
Title:	Director